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                                                                      EXHIBIT 10

                        NEXTLINK COMMUNICATIONS, L.L.C.
                    AMENDED AND RESTATED EQUITY OPTION PLAN

          This Amended and Restated Equity Option Plan is adopted by NEXTLINK COMMUNICATIONS, L.L.C. for the benefit of certain of its employees and employees of its Affiliates.

          The purpose of this Equity Option Plan is to enable the Company and its Affiliates to attract and retain quality employees by providing selected employees with the option to acquire equity interests in the Company.

     1.   DEFINITIONS.

          1.1  ADMINISTRATIVE COMMITTEE means the Committee described in Section
11.1 hereafter which is to administer the Plan in its sole and unfettered discretion.

          1.2 AFFILIATE of any entity means (a) any entity controlling, controlled by or under common control with such entity, or (b) any entity owning or controlling 50% or more of the outstanding voting interests of such entity. For the purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

          1.3   COMPANY means NextLink Communications, L.L.C.

          1.4 EQUITY INTEREST means a Class B membership interest in the Company, which is governed by the terms of the Company's Limited Liability Company Agreement relating to Class B Units.

          1.5 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

          1.6 FAIR MARKET VALUE of an Equity Interest or an Option means the fair market value of the interest as determined by and in the sole and unfettered discretion of the Administrative Committee, based on financial data for the Company dated as of the close of the most recent tax year. The occurrence of an event described

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in Section 7 does not obligate the Administrative Committee to redetermine such fair market value using financial data more recent than the close of the most recent tax year.

          1.7   INTEREST in the Company means an Equity Interest.

          1.8 LEAVE OF ABSENCE means any period of absence from the service of the Company with the Company's prior written consent.

          1.9 OPTION means the right of an Option Holder to acquire an Equity Interest in the Company.

          1.10  OPTION HOLDER means a person who holds an Option.

          1.11 PLAN means this Equity Option Plan, the terms of which are set forth in this document.

          1.12 TERMINATION DATE means the date of an Option Holder's severance from the employment of the Company for any reason.

          1.13 YEAR OF SERVICE means a consecutive 12-month period during which an Option Holder has been in the continuous full time employ of the Company or its Affiliate. The 12-month period shall be the 12-month period commencing on the later of (i) the date on which the Option Holder first becomes an employee of the Company or its Affiliate, or (ii) January 1, 1995, and on each anniversary date thereafter; provided, however, that if, subsequent to an Option Holder's Termination Date, an Option Holder is reemployed by the Company or its Affiliate, service prior to such reemployment shall be disregarded with respect to Options granted at or after such reemployment. Further, any Leave of Absence from the Company or its affiliate shall be disregarded when determining the Option Holder's Years of Service.

      2.   GRANT OF OPTIONS.

          The Company may grant an Option or Options to any employee of the Company or its Affiliates. An Option granted hereunder shall be evidenced by a written agreement between the Company and the Option Holder which shall set forth the quantity of Equity Interests with respect to which the Option is granted, the Option price, the date the Option is granted, and such other terms, conditions and restrictions as the Company deems advisable and which are not inconsistent with the terms of this

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Plan, including but not limited to the right of the Company to redeem the Option acquired hereunder and a right of first refusal of the Company to purchase the Option intended to be transferred by the recipient of the Option. The grant of one or more Options does not give voting or other rights in the Company or in management of the Company to the Option Holder. Upon exercise of an Option and acquisition of an Equity Interest, the holder of the Equity Interest will not have voting or other management rights in the Company.

      3.  WHEN EXERCISABLE.

          3.1 FIFTEEN-YEAR TERM. The Option may be exercised by the Option Holder, in whole or in the part, at any time or times after December 31, 1996 and within a 15-year period following the date the Option is granted, subject to the vesting provisions of Section 3.2, and the early termination provisions of Sections 5 and 10.2. Any portion of the Option not exercised by the end of the 15-year term shall terminate unless the Option term is extended by the Company.

          3.2 VESTING. The Option Holder's right to exercise the Options granted hereunder is subject to such Options being vested. An Option Holder shall vest in Options according to the number of whole Years of Service, determined according to the following schedule, or such other schedule as may be determined by the Administrative Committee:

                     Number of              Vested
                    Years of Service      Percentage
                    ----------------      ----------

                    1 Year                   25%
                    2 Years                  25%
                    3 Years                  25%
                    4 Years                  25%

      4.   PAYMENT OF OPTION PRICE.

          4.1 WHEN DUE. Payment of the Option price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Administrative Committee in a particular case determines not to accept a personal check) for the Equity Interest being purchased. Subject to the terms of this Plan

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(including but not limited to Section 9 below), upon receipt of the payment price, the Company's records shall be amended to identify the holder of such Option as a member of the Company holding Class B membership interests in the Company with a capital contribution equivalent to payment price and the number of units subject to the exercised Options.

          4.2 ADDITIONAL FORMS OF PAYMENT. The Administrative Committee may determine at any time before exercise of the Option that additional forms of payment will be permitted. To the extent permitted by the Administrative Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and state corporate, partnership or limited liability company laws), an Option may be exercised by:

               (a) Delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell all or a portion of the Equity Interest or make a loan to the Option Holder, all in accordance with appropriate governmental regulations, and to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; or

               (b) Delivery of a properly executed exercise notice, together with instructions to the Company to withhold from the Equity Interest that would otherwise be issued upon exercise that quantity of Equity Interests having a Fair Market Value equal to the Option price, and to cancel such withheld Equity Interests.

          4.3 CASH PAYMENT. In lieu of requiring an Option Holder to pay cash or Equity Interests and to receive in turn Equity Interests upon the exercise of an Option, the Administrative Committee may elect to require the Option Holder to surrender the Option to the Company for cancellation as to all or any portion of the Equity Interest covered by the intended exercise and receive in exchange for such surrender a payment, at the election of the Administrative Committee, in cash, or in a combination of cash and Equity Interests, equivalent to the appreciated value of the Equity Interests covered by the Option surrendered for cancellation. Such appreciated value shall be the difference between the Option price of such Equity Interest (as adjusted pursuant to Section 10) and the Fair Market Value of such Equity Interest.

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          4.4   PAYMENT DUE.  The delivery of the notice of exercise by the
Option Holder shall constitute an exercise by the Option Holder of the Option to the extent therein set forth, and payment for the Equity Interests covered by such exercise shall become due immediately.

          4.5 WITHHOLDING TAX REQUIREMENTS. The Company shall have the right determined in its sole and unfettered discretion (i) to require the Option Holder fully to fund with cash paid to the Company prior to exercise of an Option, or (ii) to retain and withhold from any payment of cash or Equity Interest under the Plan, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. Any exercise attempted by an Option Holder contrary to the instructions of the Company in this regard shall be null and void.

          5.   TERMINATION OF OPTION.

          Notwithstanding Section 3 above to the contrary, the Option, to the extent unexercised, shall terminate prior to the termination date set forth in
Section 3.1 above, under the following circumstances:

          5.1 TERMINATION OF EMPLOYMENT. The Option, to the extent unexercised, shall terminate one hundred eighty (180) days following the date the Option Holder ceases to be employed by the Company or its Affiliate. The foregoing shall not apply in the case of termination for cause (as defined in Section 5.4 below), termination as the result of total disability, or termination as a result of the Option Holder's death.

          5.2 DISABILITY. The Option, to the extent unexercised, shall terminate 12 months following the date the Option Holder ceases to be employed by the Company or its Affiliate, if such cessation of employment is due to the total disability of the Employee, as reasonably determined by the Administrative Committee.

          5.3 DEATH. The Option, to the extent unexercised, shall terminate 12 months following the date of Option Holder's death.

          5.4 TERMINATION FOR CAUSE. The Option, to the extent unexercised, shall terminate immediately upon the Option Holder being given notice by the Company or its Affiliate that the Option Holder is being terminated as an employee for cause. For the purposes of the foregoing, the termination for cause shall mean

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termination for any one or more of the following reasons, as determined by the
Administrative Committee:

               (a)  Embezzlement;

               (b) Repeated use of drugs or alcohol which materially impairs the Option Holder's ability to fulfill his or her duties as an employee;

               (c) The willful disclosure of trade secrets or confidential information of the Company;

               (d) Dishonesty which results in substantial harm to the Company;
     or

               (e) Conviction or confession of a criminal felony.

     5.5  ATTEMPTED TRANSFER.       Any attempt to assign, encumber, sell, or
otherwise transfer all or any portion of the Option Holder's Options hereunder other than as set forth in Section 6 below.

          6.   TRANSFER.

          The Option is not transferable by the Option Holder other than by Will and by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Employee Retirement Income Security Act. The Option shall be exercisable only by the Option Holder, his or her personal representative, beneficiaries or heirs, or the transferee under a qualified domestic relations order.

          7.   BUYOUT.

          7.1 COMPANY PURCHASE OPTION. Upon the occurrence of any one or more of the events or conditions indicated below, and subject to the terms of the "Purchase Procedures" stated in Section 7.2, an option (the "Election") shall be deemed to be triggered in favor of the Company to purchase Option Holder's (or his or her trustee in bankruptcy, personal representative, guardian, executor or administrator (as appropriate) (collectively referred to in this Section with the Option Holder as the "Transferee")) or Transferee's Options in the Company at a purchase price equal to the then Fair Market Value. (With respect to the Company's right to repurchase Options,

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this Plan shall govern despite the provisions of the Company's Limited Liability
Company Agreement. With respect to the Company's right to repurchase Equity Interests, the Company's Limited Liability Company Agreement shall govern despite the provisions of this Plan.) The events or conditions are:

               (a) the filing of a petition in bankruptcy by or against the Transferee which is not vacated within sixty (60) days after the filing thereof;

               (b) an adjudication by a court of competent jurisdiction that the Transferee is an insane or incompetent person;

               (c) any general assignment by the Transferee for the benefit of his creditors;

               (d)  the death of the Transferee;

               (e) the termination, for any reason, of the Transferee's employment with the Company or any Affiliate of the Company, or the termination of any Employment Agreement by and between the Transferee and the Company or any Affiliate of the Company;

               (f) any other event which, were it not for the provisions of this Agreement, would cause any such Interest in the Company, or any interest therein, to be sold, assigned, awarded, confirmed, or otherwise transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily, or by operation of law.

          7.2   PURCHASE PROCEDURES.  The purchase of the Transferee's
Options in the Company shall be made in accordance with the following terms and conditions (the "Purchase Procedures"): Within thirty (30) days after the occurrence of an event described in Section 7.1, the Transferee shall give notice (the "Option Notice") to the Company of such event specifying the date of such event and describing in reasonable detail the nature of the event. Such Option Notice shall be deemed to grant the Company an option (the "Election"), exercisable within 180 days of such Option Notice (the "Exercise Period"), to purchase the Transferee's Option in the Company for its Fair Market Value.

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          7.3    PAYMENT.  The purchase price for the Transferee's Option
shall be paid as follows. An initial cash payment shall be made at the time of transfer of the Transferee's Interest to the Company in an amount equal to 25% of the Fair Market Value, together with an amount equal to 40% of the income or gain realized by the Transferee upon such transfer. The balance shall be made in cash in five (5) equal payments of principal over five (5) years. Interest will be paid on the unpaid balance at a per annum rate equal to Seattle-First National Bank's Prime Rate at the time the first installment is paid. Interest shall be payable on each installment date. The unpaid balance of the Purchase Price for the Transferee's Interest in the Company may be prepaid in whole or in part at any time without penalty. The Company shall have the right, on thirty
(30) days' prior written notice to the Option Holder or Transferee, to elect to pay the purchase price by distributing any remaining balance payable pursuant to this Section 7.3 in an undivided pro rata interest in all of the assets of the Company.

          8.   EMPLOYMENT RIGHTS.

          The grant of Options under this Plan (or the exercise of such Options) shall not confer upon Option Holder any right to, or guaranty of, continued employment by the Company or its Affiliates, or to the Option Holder's continuation in his or her position as of the date of the Option is granted, or in any way limit the right of the Company or its Affiliates to terminate the Option Holder's employment at any time.

          9.   SECURITIES REGULATIONS.

          9.1 COMPLIANCE. Equity Interests shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Equity Interests pursuant thereto complies with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Equity Interest may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by Company counsel to be necessary for the lawful issuance and sale of any Equity Interest hereunder, shall relieve the Company of any liability in respect to the nonissuance of such Equity Interest as to which such authority shall not have been obtained.

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               9.2  REPRESENTATIONS BY OPTION HOLDER.

               (a) As a condition to the exercise of an Option, the Company may require the Option Holder to represent and warrant at the time of any such exercise that the Equity Interest is being purchased only for investment and without any present intention to sell or distribute such Equity Interest, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any Equity Interest may be placed on the official books and records of the Company, and a legend indicating that the Equity Interest may not be pledged, sold, or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on any certificate representing the Equity Interest in order to assure exemption from registration. The Administrative Committee of the Company may also require such other action or agreement by the Option Holder as may from time to time be necessary to comply with federal and state securities laws. This provision shall not obligate the Company to undertake registration of Equity Interests issued hereunder.

               (b) Option Holder recognizes that the primary investor in the Company has invested in excess of fifty-five million Dollars ($55,000,000) as equity in the Company, that other investors have also made material equity investments in the Company, and that pursuant to the Company's Limited Liability Company Agreement (as amended from time to time), the primary investor and certain other investors in the Company (holders of Class A membership interests in the Company) are entitled to a Preferred Return on all of their respective investments in the Company, whether such investments are made before or after the date of this Plan, at a rate equal to the Seattle-First National Bank Prime Rate of interest plus two percent (2%) per annum, and to a preferred repayment of their respective investments in the Company.

          10.  CHANGES IN OWNERSHIP OR CAPITAL STRUCTURE.

          10.1 CHANGE IN EQUITY INTERESTS. In the event that the outstanding Equity Interests of the Company are hereafter increased or decreased or changed or exchanged for a different number or kind of Equity Interest of the Company by reason of any reorganization, consolidation, recapitalization, reclassification, stock split-up, combination of Equity Interests, or dividend or distribution payable in Equity Interests, appropriate adjustment shall be made by the Administrative Committee to the number

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and kind of Equity Interests subject to Options granted under this Plan, to the end that the Option Holder's proportionate interest as reflected by his or her unexercised Option shall be maintained as before the occurrence of such event. Such adjustment in the quantity of Equity Interests remaining subject to Options shall be made without change in the total price applicable to the unexercised portion of the Options and with the corresponding adjustment in the exercise price per item of Equity Interest. Any such adjustment made by the Administrative Committee shall be conclusive.

          10.2 EXCHANGE OF EQUITY INTEREST IN ANOTHER ENTITY. If the owners of the Company receive equity interests of another entity ("Exchange Equity") in exchange for their Class A membership interests in the Company in any transaction involving a merger, consolidation, acquisition of property or equity interests, separation, reorganization or liquidation, all Equity Interests as well as the unexercised portion of the Options shall be converted into ownership of or options to purchase Exchange Equity unless in the sole and unfettered discretion of the Administrative Committee such conversion shall not be feasible. The amount and price of the converted options shall be determined by adjusting the amount and price of the Equity Interests subject to the Option granted hereunder in the same proportion as used for determining the quantity of Exchange Equity the holders of Class A membership interests receive in such merger, consolidation, acquisition of property or equity interest, separation, reorganization or liquidation. The vesting schedule set forth in Section 3.2 of this Plan shall continue to apply to the options granted for the Exchange Equity. In the event the unexercised portion of the Option is terminated, the Option Holder shall have the right immediately prior to any such merger, consolidation, acquisition of property or equity interest, separation, reorganization or liquidation to exercise his or her unexercised portion of the Option in whole or in part to the extent vested.

          10.3 NO DILUTION PROTECTION. In the event of injection of additional equity into the Company, the interests of all Option Holders shall be diluted in a fashion determined in the sole and unfettered discretion of the Administrative Committee.

          11.  ADMINISTRATION.

          11.1 ADMINISTRATIVE COMMITTEE. The Administrative Committee of the Plan shall initially be comprised of three members. Two of the members shall be appointed by Eagle River Investments, L.L.C., the primary member of the Company, and the third shall be the President of the Company.

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          11.2      CONSTRUCTION AND INTERPRETATION.  The construction and
interpretation of any provision of this Plan by the Administrative Committee shall be final and conclusive. The Company may alter, modify, change, or terminate this Plan at any time in its sole and unfettered discretion.

          11.3 DELEGATION. The Administrative Committee may, in its sole and unfettered discretion, delegate its duties hereunder to an officer or employee, or a committee composed of officers and/or employees of the Company; provided, however, the Administrative Committee may not delegate its authority to construe and interpret this Plan or its authority to grant Options.

          11.4 EXCHANGE ACT COMPLIANCE. The foregoing notwithstanding, in the event the Company shall register any of its Equity Interests pursuant to
Section 12(b) or 12(g) of the Exchange Act, (1) this Plan and any outstanding Options shall be modified to the extent necessary to comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be construed in favor of its meeting the requirements of Rule 16b-3, and (ii) the Administrative Committee, in its sole and unfettered discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Option Holders who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Option Holders.

          12.  CLAIMS PROCEDURE.

          12.1 INTERPRETATION. Any person desiring a benefit under, interpretation or construction of, ruling under or information regarding this Plan shall submit a written request therefor to the Administrative Committee. The Administrative Committee shall respond in writing to any such request as soon as practicable. Any interpretation or construction of, and any ruling under, this Plan by the Administrative Committee shall be final and binding on all parties.

          12.2 DENIAL OF CLAIM. If a claim for benefits under this Plan is denied in whole or in part, the Administrative Committee shall notify the claimant of such denial and of his or her right to a conference with an individual designated in the notice for the purpose of explaining the denial.
If the claimant does not want such a conference, or is dissatisfied with its outcome, he or she shall be furnished in writing, in a manner

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calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional material necessary for him or her to perfect his or her claim, an explanation of why such material is necessary, and an explanation of this Plan's review procedure as described in Section 12.3.

          12.3 APPEAL PROCEDURE. Any person, or his or her duly authorized representative, whose claim for benefits under this Plan has been denied in whole or in part, may appeal from such denial to the Administrative Committee by submitting to the Administrative Committee a written request for review within seventy-five (75) days after receiving notice of denial. The Administrative Committee shall give the claimant an opportunity to review pertinent documents relating to the denial in preparing his or her request for review. The request must set forth all the grounds upon which it is based, supporting facts and documents, and any other matters which the claimant deems pertinent, and the relief sought. The Administrative Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Administrative Committee shall act upon a request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after such receipt. If the Administrative Committee confirms the denial in whole or in part, the Administrative Committee shall give written notice to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for denial and specific reference to the Plan provisions on which the decision was based. The determination of the Administrative Committee upon such review shall be final and conclusive and shall be binding upon the claimant and all persons claiming by, through or under him or her, subject, however, to any right of appeal under applicable law.

          13.  AMENDMENT.

          The Company may, by action of its Members, in the exercise of its sole and unfettered discretion, amend this Plan at any time. Any amendment of this Plan shall not affect the rights of any Option Holder with respect to Options held at the time of the amendment.

          14.  GOVERNING LAW.

          This Option Plan shall be governed by the laws of the State of Washington.

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                                             NEXTLINK COMMUNICATIONS, L.L.C.
                                             (formerly known as FiberLink
                                              Investments, L.L.C.)



Date:                                  By:
     -----------------------------         ---------------------------------
                                       Its:
                                           ---------------------------------

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